THIS MEMBERSHIP TRANSFER AND ASSIGNMENT AGREEMENT (“Agreement”) dated as of the ___ day of ______, 2018 (the “Effective Date”)

AMONG:

MIRANDA U.S.A., INC., a wholly owned Nevada corporation of Miranda Gold Corp. (“Miranda”);

GOLD TORRENT, INC., Nevada corporation and GOLD TORRENT CANADA, a British Columbia, Canada corporation (together “Gold Torrent”);

CRH FUNDING II PTE. LTD, a Singapore private limited company (the “CRHF”);

– and –

ALASKA GOLD TORRENT LLC, an Alaska limited liability company (the “Company” and together with Miranda, Gold Torrent and CRHF, the “Parties”)

WITNESSES THAT:

WHEREAS the Company is an Alaska limited liability company and owns certain fee property and leases certain patented mining claims and State of Alaska unpatented mining claims pursuant to a lease, which properties are located in the Willow Creek Mining District, Alaska, and is developing a mining project on such properties (the “Project”);

AND WHEREAS Miranda and Gold Torrent formed the Company for the purposes of developing the Project and Miranda and Gold Torrent are the members of the Company and are parties to that certain Limited Liability Company Operating Agreement dated effective as of February 9, 2017 (the “Operating Agreement”);

AND WHEREAS Miranda owns thirty percent (30%) of the membership interest in the Company (the “Miranda Interests”) and Gold Torrent owns seventy percent (70%) the membership interests in the Company (the “GT Interests”), and together own all of the issued and outstanding Interests of the Company;

AND WHEREAS Gold Torrent arranged for that certain Gold and Silver Prepayment Agreement between the Company and CRHF, dated February 13, 2017 (the “Purchase Agreement”), under which CRFH agreed to provide certain financing in order to fund the development of the Project and invest up to a maximum of $11.25 million in the Company, subject at all times to the satisfaction of certain terms and conditions set forth in the Purchase Agreement;

AND WHEREAS the Company has agreed to sell to CRHF an amount of Refined Minerals (as defined in the Purchase Agreement) and satisfy certain obligations and conditions, as set forth and in accordance with the terms and conditions of the Purchase Agreement;

AND WHEREAS CRHF advanced the Company a total of $6,500,000 under the terms of the Purchase Agreement and the Company is in default under the terms of the Purchase Agreement;

AND WHEREAS the Company granted certain security to CRHF to, among other things, collateralize its obligations under the Purchase Agreement including the delivery and performance obligations set out therein, such security was granted pursuant to the Security Documents (as defined in the Purchase Agreement);

AND WHEREAS each of Miranda and Gold Torrent acknowledged and consented to the Purchase Agreement and the Security Documents;

AND WHEREAS each of Miranda and Gold Torrent have funding and other obligations under the Operating Agreement to fund the Project;

AND WHEREAS the Company is in default under the Purchase Agreement and the Parties agree that a negotiated assignment and transfer of the Miranda Interests and the GT Interests is in the best interests of the Parties,

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties mutually agree as follows:

1	ASSIGNMENT AND TRANSFER

(a)	On and from the Effective Date, Miranda, as the legal owner of the Miranda Interests in the Company, assigns, transfers and conveys to CRHF all of its rights, title, interests and benefits whatsoever in the Miranda Interests, free from all encumbrances, charges, liens, encumbrances and third party rights, subject to the terms of the Operating Agreement and applicable law.

(b)	On and from the Effective Date, Gold Torrent, as the legal owner of the GT Interests in the Company, assigns, transfers and conveys to CRHF all of its rights, title, interests and benefits whatsoever in the GT Interests, free from all encumbrances, charges, liens, encumbrances and third party rights, subject to the terms of the Operating Agreement and applicable law.

2	CONSIDERATION

(a)	In consideration for the assignment and transfer by Miranda to CRHF of the Miranda Interests, CRHF shall assume the obligations of Miranda under the Operating Agreement and the Parties agree that Miranda is released from all liability on such assumed obligations arising after the date of transfer.

(b)	In consideration for the assignment and transfer by Gold Torrent to CRHF of the GT Interests, CRHF shall assume the obligations of Gold Torrent under the Operating Agreement and the Parties agree that Gold Torrent is released from all liability on such assumed obligations arising after the date of transfer. In further consideration for the assignment and transfer by Gold Torrent to CRHF of the GT Interests, CRHF releases Gold Torrent as a Seller Guarantor under the Seller Guaranteed Obligations and Security Documents, exclusively with respect to the Purchase Agreement.

3	UNDERTAKINGS BY THE ASSIGNEE

CRHF irrevocably and unconditionally undertakes to Miranda and Gold Torrent that it will assume all liabilities, obligations and responsibilities from and after the Effective Date attaching to, connected with and/or related to the Purchase Agreement and the Operating Agreement and will promptly do, fulfil and perform all acts, conditions and things required to be done, fulfilled and performed in order to fully satisfy and fulfil all such liabilities, obligations and responsibilities.

4	UNDERTAKINGS AND REPRESENTATIONS BY THE ASSIGNORS

(a)	Miranda irrevocably and unconditionally undertakes to CRFH that (i) it will promptly do, fulfil and perform all acts, conditions and things required to be done, fulfilled and performed in order to effect the assignment and transfer of the Miranda Interests to CRFH; (ii) cause its Manager to resign in accordance with Section 5.7(a) of the Operating Agreement; (iii) waive any and all restrictions related to the transfer and assignment of the Miranda Interests and the GT Interests set forth in Article VII of the Operating Agreement; and (iv) designate CRFH as the sole Member of the Company.

(b)	Miranda hereby represents and warrants to CRFH that: (i) it is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation; (ii) it has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (iii) it is the sole owner of the Miranda Membership Interests, free and clear of all encumbrances, charges, liens, encumbrances and third party rights; (iv) this Agreement shall constitute the valid and binding obligation of Miranda, enforceable against Miranda in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity; and (v) execution and delivery by Miranda of this Agreement, the performance by Miranda of its obligations hereunder and thereunder, and the consummation by Miranda of the transactions contemplated hereby and thereby do not require Miranda to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm, or any public, governmental or judicial authority.

(c)	Gold Torrent irrevocably and unconditionally undertakes to CRFH that (i) it will promptly do, fulfil and perform all acts, conditions and things required to be done, fulfilled and performed in order to effect the assignment and transfer of the Miranda Interests to CRFH; (ii) cause its Managers to resign in accordance with Section 5.7(a) of the Operating Agreement; (iii) waive any and all restrictions related to the transfer and assignment of the Miranda Interests and the GT Interests set forth in Article VII of the Operating Agreement; and (iv) designate CRFH as the sole Member of the Company.

(d)	Gold Torrent hereby represents and warrants to CRFH that: (i) it is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation; (ii) it has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (iii) it is the sole owner of the Gold Torrent Membership Interests, free and clear of all encumbrances, charges, liens, encumbrances and third party rights; (iv) this Agreement shall constitute the valid and binding obligation of Gold Torrent, enforceable against Gold Torrent in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity; and (v) execution and delivery by Gold Torrent of this Agreement, the performance by Gold Torrent of its obligations hereunder and thereunder, and the consummation by Gold Torrent of the transactions contemplated hereby and thereby do not require Gold Torrent to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm, or any public, governmental or judicial authority.

5	SURVIVAL OF OBLIGATIONS

Any provision of this Agreement which is expressed or intended to have effect on, or to continue in force after, the execution of this Agreement shall have such effect, or, as the case may be, continue in force, after such execution.

6	GENERAL

6.1	Costs

Each party shall pay its own costs and expenses incurred in connection with the entering into, the execution of, and performance of this Agreement.

6.2	Amendment

No amendment or variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

6.3	Severance

If at any time any term or provision of this Agreement shall be held to be illegal, invalid or unenforceable in whole or in part, under any rule of law or enactment, such term or provision or part shall to that extent be deemed not to form part of this Agreement, but the enforceability of the remainder of this Agreement shall not be affected.

6.4	Further Assurances

From and after the Effective Date, each party hereto shall execute and deliver or cause to be executed and delivered such other agreements or instruments, in addition to those required by this Agreement, as the other party hereto may reasonably request in order to implement the transactions contemplated by this Agreement.

6.5	Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

7	GOVERNING LAW AND JURISDICTION

THIS AGREEMENT IS TO BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. THIS AGREEMENT AND ANY ARBITRATION AWARD MAY BE ENFORCED IN ANY FEDERAL COURT OR ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK; AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT THE VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF EITHER PARTY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, SUCH OTHER PARTY, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE. The United Nations Vienna Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first written above.

MIRANDA U.S.A., INC.

Per:
Name:
Title:

GOLD TORRENT, INC. and gold torrent canada

Per:
Name:
Title:

CRH FUNDING II pte ltd.

Per:
Name:
Title:

ALASKA GOLD TORRENT LLC

Per:
Name:
Title: